UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 20, 2017 (November 14, 2017)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number
One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)		30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03     Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Director

On November 16, 2017, the Board of Directors (“Board”) of Internap Corporation (the “Company”) appointed Lance Weaver to the Board as a Class I Director, with a term expiring at the Company’s 2018 annual meeting of stockholders, at which time the Company anticipates that Mr. Weaver will be nominated to serve for an additional term.

Mr. Weaver, age 63, is an accomplished consumer financial services executive with nearly 40 years of experience across the consumer lending, mortgage and credit card asset classes. He has served as an advisor to financial services companies including VISA, Citigroup, Total System Services and Apollo Capital, and was president, money cards for Virgin Money Holdings in the U.K. from 2013 to 2015. Before holding these positions, he was President of EMEA Card Services for Bank of America, with approximately $30 billion in assets across Europe, Canada and China. He had previously served on the senior management team of MBNA Corporation for 15 years, where he helped build MBNA into the largest independent credit card lender in the world when it was acquired by Bank of America in 2006. His prior experience includes executive leadership roles with Citigroup, Wells Fargo and Maryland National Bank. Mr. Weaver currently serves as a director of PRA Group, Inc. (Nasdaq: PRAA). Mr. Weaver is a past member of the Georgetown University board of directors and board of trustees, and a past board chair of MasterCard.

Mr. Weaver earned a Bachelor of Arts degree in marketing from Georgetown University.

In connection with his appointment to the Board, Mr. Weaver became eligible to receive the cash and equity compensation for non-employee directors in accordance with the Company’s program as described in the Company’s Proxy Statement under the caption “Non-Employee Director Compensation” filed with the Securities and Exchange Commission on April 25, 2017.

There are no family relationships between Mr. Weaver and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Weaver has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Weaver and any other persons pursuant to which he was selected to be a director.

Appointment of Principal Accounting Officer

On November 14, 2017, the Company appointed Joanna Lanni as the Company’s Vice President, Corporate Controller, effective January 8, 2018. Ms. Lanni has been designated as the Company’s Principal Accounting Officer.

Ms, Lanni, age 48, has nearly 20 years of financial and accounting leadership experience covering a diverse set of industries. Ms. Lanni served as a Vice Present, Corporate Controller for Synchronoss Technologies, Inc. (Nasdaq: SNCR) since 2015 and Corporate Controller from 2014 to 2015. Prior to Synchronoss, Ms. Lanni served as Technical Accounting Director of Integra LifeSciences Holdings Corporation (Nasdaq: IART). Prior to Integra, from 1998 to 2012, Ms. Lanni held various positions with Ernst & Young LLP, leading audit engagement teams and audit planning for clients.

Ms. Lanni is a Certified Public Accountant and holds a B.S in Accounting from Rutgers University.

Pursuant to the terms of an Offer Letter dated as of November 14, 2017, by and between the Company and Ms. Lanni, Ms. Lanni will receive (1) an annual base salary of $200,000; (2) an annual cash incentive bonus based upon criteria established by the Company’s Board at a target level of 35% of base salary; (3) an annual restricted stock grant at a target level of 100% of base salary, subject to three-year vesting, 50% of which shall be subject to time-based vesting and 50% of which shall be subject to performance-based vesting as determined by the Company’s Board; and (4) customary benefits including paid time off. Ms. Lanni will be eligible to receive three months of severance pay for a termination without cause and up to six months of severance pay as a result of a change of control where no position is available. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer letter, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference. Ms. Lanni and the Company also entered into an Indemnity Agreement substantially in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed May 29, 2009.

There are no family relationships between Ms. Lanni and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Ms. Lanni has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Lanni and any other persons pursuant to which she was selected as an officer.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 16, 2017, the Company filed a Certificate of Amendment of the Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-4 reverse stock split of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), either issued and outstanding or held by the Company as treasury stock, effective as of 5:00 p.m. (Delaware time) on November 20, 2017 (the “Reverse Stock Split”). As previously reported, the Company held an annual meeting of stockholders on June 21, 2017, at which meeting the Company’s stockholders, by an affirmative vote of the majority of the Company’s outstanding shares of capital stock, approved the amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse split of the Common Stock at a ratio determined by the Company’s Board within a range of not less than one-for-four shares (1:4) and not greater than one-for-twenty shares (1:20), with a corresponding reduction of the authorized number of shares of Common Stock and Preferred Stock. The Board has determined to effect the Reverse Stock Split at a ratio of one-for-four shares (1:4), and approved the Certificate of Amendment.

As a result of the Reverse Stock Split, every four shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be paid in cash in a proportionate amount based on the closing price of the Common Stock as reported by The Nasdaq Global Market on the effective date of the Reverse Stock Split. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 83.4 million shares to approximately 20.9 million shares, subject to adjustment for the payment of cash in lieu of fractional shares. The number of authorized shares under the Certificate of Incorporation will also be reduced: (i) Common Stock from 200 million shares to 50 million shares, and (ii) Preferred Stock from 20 million shares to 5 million shares.

In addition, proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options and restricted stock granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s 2017 Stock Incentive Plan.

The Common Stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Global Market on November 21, 2017. The trading symbol for the Common Stock will remain “INAP.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 45885A 409.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.    Description

3.1Certificate of Amendment of the Restated Certificate of Incorporation, as filed on November 16, 2017 with the State of Delaware. Filed herewith.

10.1Offer Letter, dated November 14, 2017. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: November 20, 2017	By:	/s/ Richard Diegnan
Richard Diegnan
SVP and General Counsel

Exhibit Index

Exhibit No.    Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation, as filed on November 16, 2017 with the State of Delaware. Filed herewith.

10.1	Offer Letter, dated November 14, 2017. Filed herewith.